Exhibit 11 -- Computation of Per share Earnings

                                                    YEAR ENDED DECEMBER 31
                                               --------------------------------
                                                1995         1994         1993
                                               ------       ------       ------
                                                    (in thousands, except
                                                        per share data)
Primary
  Average shares outstanding                    2,716        2,716        2,716
  Net effect of dilutive stock options --
   based on the treasury stock method
   using average market price                     635           97           --
                                               ------       ------       ------
  Total                                         3,351        2,813        2,716
                                               ------       ------       ------
                                               ------       ------       ------

  Net Income                                   $  561       $  (90)      $  119
                                               ------       ------       ------
                                               ------       ------       ------

  Per share amount                             $ 0.17       $(0.03)      $ 0.04
                                               ------       ------       ------
                                               ------       ------       ------

Fully diluted
  Average shares outstanding                    2,716        2,716        2,716
  Net effect of dilutive stock options --
   based on the treasury stock method
   using the year-end market price, if
   higher than average market price               645          196           --
                                               ------       ------       ------
Total                                           3,361        2,912        2,716
                                               ------       ------       ------
                                               ------       ------       ------

Net income                                     $  561       $  (90)      $  119
                                               ------       ------       ------
                                               ------       ------       ------

Per share amount                               $ 0.17       $(0.03)      $ 0.04
                                               ------       ------       ------
                                               ------       ------       ------